UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On August 14, 2009, the board of directors of Anesiva, Inc. (the "Company") approved a restructuring plan to lower operating expenses and preserve capital pursuant to which four employees were terminated, reducing the Company's total workforce by approximately 40%. The affected employees will be eligible to receive severance payments ten days after the effective date of the merger (the "Merger") of Arca Acquisition Corporation ("Arca"), a wholly-owned subsidiary of the Company, and Arcion Therapeutics, Inc. ("Arcion"), pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated August 4, 2009, among the Company, Arca and Arcion and, with respect to Articles V and IX only, each of the Arcion stockholders listed on Schedule I thereto. The Company anticipates recording a restructuring charge of approximately $100,000 primarily associated with one-time, personnel-related termination costs, which will be recognized in the third quarter of fiscal 2009. The charge that the Company expects to incur in connection with the restructuring plan is subject to a number of assumptions, including the completion of the Merger, and actual results may differ. The Company expects to complete its restructuring plan by September 30, 2009.

Additional Information and Where to Find It

The Company has a filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the Merger. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting John Tran at 650-624-9600.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Merger. Information regarding the special interests of these directors and executive officers in the Merger will be included in the proxy statement of the Company described above. Additional information regarding the directors and executive officers of the Company is also included in the Company's Annual Report on Form 10-K, which was filed with the SEC on March 25, 2009, and in any documents subsequently filed by the directors and executive officers under the Securities and Exchange Act of 1934, as amended.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected severance costs and related estimated severance-related charges, the timing for completion of the restructuring plan, and expectations as to the completion of the Merger. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. The Company's actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the ability of the parties to the Merger Agreement to satisfy the conditions to closing specified in the Merger Agreement; the possibility that the Company may require more cash and funds than anticipated for its operating or restructuring activities; the Company's need to retain skilled employees and consultants; and other risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, and other periodic filings with the SEC. In addition, the Company's restructuring plan costs may be greater than anticipated and the restructuring plan and any future workforce and expense reductions may have an adverse impact on the Company's commercial and development activities. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: August 17, 2009	By:	/s/ John H. Tran
John H. Tran
VP, Finance and Chief Accounting Officer